Exhibit 99.1

FOR IMMEDIATE RELEASE

Pfenex Names Susan A. Knudson as Chief Financial Officer

SAN DIEGO, CA, January 4, 2018—Pfenex Inc. (NYSE American: PFNX) today announced the appointment of Susan A. Knudson as Chief Financial Officer, effective February 1, 2018.

“After a thorough search, we are pleased to welcome Susan to the Pfenex team as our Chief Financial Officer,” said Eef Schimmelpennink, Chief Executive Officer of Pfenex. “Susan joins us at an important time in our evolution. Her breadth of financial and operational expertise, accomplishments and track record as a strong business leader with more than 20 years of experience in the biopharmaceutical industry will serve us well as we continue to execute our growth strategy.”

Ms. Knudson most recently served as the Chief Financial Officer of Neothetics, Inc., a specialty pharmaceutical company, where she led the company’s strategic and corporate finance activities. Prior to her role at Neothetics, Ms. Knudson served as Senior Director of Finance and Administration at Avera Pharmaceuticals, where she drove financing strategy, and was an integral part of the business development team interacting with multinational pharmaceutical companies.

“I am excited to join Pfenex at this important time in the company’s development as it advances its deep and diverse pipeline of product candidates,” said Ms. Knudson. “I look forward to working with Eef and the Pfenex team to help maximize the value of its development programs and position the company overall to deliver significant value for our shareholders.”

Pfenex investors and others should note that we announce material information to the public about the company through a variety of means, including our website (http://www.pfenex.com/), our investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biotechnology company developing complex therapeutic proteins. Using the patented Pfenex Expression Technology® platform, the company has created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. The company’s lead product candidates are PF708, a therapeutic equivalent candidate to Forteo® (teriparatide) for the treatment of osteoporosis, and its novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the US government. In addition, Pfenex is developing hematology/oncology products in collaboration with Jazz Pharmaceuticals. Furthermore, the company’s pipeline includes biosimilar candidates to Lucentis® and Neulasta®.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans, or intentions. Forward-looking statements in this communication include, but are not limited to, statements relating to Ms. Knudson’s expected impact on Pfenex, Pfenex’s ability to execute its growth strategy, and Pfenex’s ability to deliver significant value for its stockholders. Pfenex’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, Pfenex’s ability to successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates or may require Pfenex to conduct additional clinical trials or modify ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; difficulties in achieving and demonstrating biosimilarity in formulations; Pfenex’s ability to manage operating expenses; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; and difficulties in obtaining and maintaining intellectual property protection for its product candidates. Information on these and additional risks affecting Pfenex’s business and operating results are more fully discussed in the section entitled “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and its other filings with the SEC. The forward-looking statements in this communication are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Company Contact:

Pfenex Investor Relations

(858) 352-4400

InvestorRelations@pfenex.com